UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2017

Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11601 North Galayda Street
Houston, TX 77086
(Address of principal executive offices)

(281) 598-1230
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 4, 2017, the board of directors (the “Board”) of Independence Contract Drilling, Inc. (the “Company”) appointed James Crandell to the Board as an independent director. No formal determination as to Mr. Crandell’s committee roles had been made at the time of appointment.
Mr. Crandell's career includes serving as Managing Director of Cowen and Company from 2013 until 2016, and as Managing Director of Dahlman Rose from 2011 until its acquisition by Cowen and Company in 2013. Prior to that he served as Managing Director at Barclays Capital plc from 2008 until 2011, and as Managing Director for Lehman Brothers starting in 1999 until its acquisition by Barclays Capital in 2008. From 1981 until 1998, Mr. Crandell held various posts at Salomon Brothers, including managing director, senior oil services analyst, director of U.S. equity research, and global coordinator of equity research. Mr. Crandell currently is a member of the Board of Directors of NOW Inc. (NYSE: DNOW), where he serves on the nominating/corporate governance committee and compensation committee.
Mr. Crandell will participate in the Company’s standard independent director compensation program. Pursuant to this program, Mr. Crandell will receive the following compensation in connection with his service on the Board:

•	annual retainer of $35,000 for service as a Board member;

•	an additional $1,500 for in person attendance in any Board meeting or committee meeting for which he is a member;

•	an initial restricted stock grant for shares of the Company’s common stock, to be valued at $100,000 on the date of grant, which vests over a three-year period; and

•	participation in annual grants of equity awards, as the case may be, to independent directors of the Company.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Crandell had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Mr. Crandell and any other person pursuant to which Mr. Crandell was selected as a director of the Company.

In addition, Mr. Crandell and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-196914) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.23 to the Registration Statement.

On January 4, 2017, the Company issued a press release announcing the appointment of Mr. Crandell to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of the Exhibits
99.1	Press Release dated January 4, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: January 4, 2017	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibits
99.1	Press Release dated January 4, 2017